SINOBIOPHARMA, INC.
(formerly Buzz Media, Ltd.)
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: SNBP- OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

August 1, 2008

Las Vegas, Nevada - Sinobiopharma, Inc. (OTCBB: SNBP) (the “Company”) (formerly Buzz Media, Ltd.) is pleased to announce that it has changed its name to Sinobiopharma, Inc. effective July 29, 2008 with the Nevada Secretary of State’s office. In addition, effective July 29, 2008, the Company has effected a fifty (50) for one (1) forward stock split of its authorized and issued and outstanding common stock. As a result, the Company’s authorized capital has increased from 50,000,000 shares of common stock with a par value of $0.0001 to 2,500,000,000 shares of common stock with a par value of $0.0001. The Company’s issued and outstanding share capital has increased from 2,000,010 shares of common stock to 100,000,500 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on August 1, 2008 under the new stock symbol “SNBP”. The Company’s new CUSIP number is 82935Y 103.

On behalf of the Board of Directors,

Sinobiopharma, Inc.

Jianguo Wang
President and Director

For more information contact:
Investor Relations
Tel: 1-877-568-0188

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Sinobiopharma, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiopharma, Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiopharma, Inc. does not undertake any obligation to update any forward looking statement, except as required under applicable law.